Exhibit 99.1

Delek US Holdings to Provide Operational Update on Tyler Refinery on December 12th

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 11, 2008--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing, supply and retail industries, today announced that the Company intends to host a conference call at 10:30 a.m. CT/ 11:30 a.m. ET on December 12, 2008 to discuss the status of operations at the Tyler, Texas refinery.

The live broadcast of this conference call will be available online by going to www.DelekUS.com and clicking on the investor relations section of the website. The online replay will be available on the website for 90 days. A telephonic replay of the call will also be available through December 26, 2008. The replay can be accessed by dialing 800-642-1687 with the confirmation ID number 77522617.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of refined products and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets® and Discount Food Mart™ brand names.

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, Director of Investor Relations, 615-435-1356
or
U.S. Media Contact:
Lovell Communications Inc.
Susan Morgenstern, 615-297-7766 or 615-478-6215 (Cell)
or
Israel Media Contact:
Arad Communications
Lior Chorev, 011-972-3-644-0404